Shareholder Designee


                             SUBSCRIPTION AGREEMENT

Netword, Inc.
702 Russell Avenue
Third Floor
Gaithersburg, Maryland 20877

Ladies and Gentlemen:

                  1. Subscription. (a) The undersigned (the "Subscriber") hereby subscribes to purchase shares of common stock ("Common Stock"), par value $.01, of Netword, Inc., a Delaware corporation (the "Company"), at the purchase price of $0.1666 per share. The number of such shares subscribed for (the "Shares") is set forth below Subscriber's signature on the signature page hereof. Subscriber herewith delivers to the Company Subscriber's check or other payment (the "Payment") for the Shares in the amount equal to the product of $0.1666 multiplied by the number of Shares.

                  (b) By checking the box indicated on the signature page hereof, Subscriber elects to purchase Subscriber's allocable share (based upon the percentage ownership by Subscriber of the outstanding shares of Common Stock of the Company prior to the completion of the Offering referred to in the Company's Confidential Private Offering Memorandum, dated February 15, 1999 (the "Memorandum")) of any portion of 1,500,000 shares of Common Stock that is not subscribed for by other Shareholder Designees (as defined in the Memorandum). If Subscriber does check such box, the subscription made hereby will extend to an additional number of shares of Common Stock (not exceeding 25% of the number of Shares initially subscribed for hereby) of which Subscriber will be notified prior to the Closing. Upon such notice, Subscriber will promptly remit the additional payment required to purchase such additional shares of Common Stock.

                  2. Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to the Company that:

                  2.1 The Subscriber is a stockholder of the Company.

                  2.2 The Subscriber has received and has fully read and considered the Memorandum, including, without limitation, the material set forth under "Risk Factors." The Subscriber confirms that, except as set forth in the Memorandum, no representations or warranties have been made to the Subscriber by the Company or its officers and directors, or any agent, employee or affiliate of any of them, and that in entering into this transaction the Subscriber is not relying upon information regarding the Company other than that contained in the Memorandum.

                  2.3 The Subscriber is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Subscriber will recover its investment in the Shares or realize any gain from such investment.

                  2.4 The Subscriber (a) has sufficient liquid assets to pay the full purchase price for the Shares, (b) has adequate means of providing for the Subscriber's current and presently foreseeable future needs and possible personal contingencies, (c) has no present need for liquidity of the Subscriber's investment in the Shares, and (d) is able to bear the economic risks of the investment in the Shares (i.e., the Subscriber can afford a complete loss).

                  3.  Miscellaneous

                  3.1 All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, if to the Subscriber, at the address set forth below the Subscriber's signature on the signature page hereof, and if to the Company at 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877, Attention: President, with a copy to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036,
Attention: Russell Berman, Esq.

                  3.2 This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and wholly performed in that state and without regard to the principles of conflicts of laws.

                  3.3 This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement, which fully and completely expresses their agreement.

                  3.4 This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing.

                  3.5 This Subscription Agreement is not transferable or assignable by the Subscriber. The Subscriber agrees that the Shares acquired pursuant hereto shall be transferred only in accordance with applicable federal and state laws.

                  3.6 All references in this Subscription Agreement to the "Subscriber" shall include all parties (other than the Company) who execute this Subscription Agreement. If the Subscriber is a corporation, partnership, trust or two or more individuals purchasing jointly, the Subscriber shall follow the specific instructions for the Certificate of Corporate, Partnership, Trust and Joint Purchases at page 5 hereof.

                  4. Lock-Up. Subscriber agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of 44% of the Shares purchased pursuant to the subscription made hereby (the "Lock-up Shares") for a period of 180 days following the day on which the Company accepts the subscription, except with the prior written consent of the Board of Directors (the "Board") of the Company; provided, however, that the Subscriber may (i) distribute, transfer or otherwise dispose of the Lock-up Shares to any affiliate, associate, employee or partner of the Subscriber or (ii) grant a bona fide gift of the Lock-up Shares to any other person, without the consent of the Board, but only if the person acquiring the Lock-up Shares, at the time of such acquisition, enters into an agreement enforceable by the Company, pursuant to which such person is bound by the restrictions set forth in this paragraph 4. The certificates evidencing the Lock-up Shares will bear a legend to the foregoing effect.

                  5. Acceptance of Subscription. Subscriber acknowledges that the subscription made hereby is not binding upon the Company until the Company accepts it. The Company has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. If this subscription is rejected in whole, the Company shall return the Payment to the Subscriber, without interest, and the Company and Subscriber shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, a proportionate amount of the Payment will be returned to the Subscriber, without interest.

                  6. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7. Severability. If any provision of this Subscription Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Subscription Agreement shall not be affected thereby.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Subscription Agreement has been executed by the Subscriber and by the Company on the respective dates set forth below.

                  Print Name of Subscriber:____________________________

                                      Date:____________________________

_______________________________________
Signature of Individual Subscriber

_______________________________________
Print Name of Subscriber, if an entity


By:____________________________________                                         ________________________________________
Signature of authorized signatory of                                            Print name and title of signatory
Subscriber which is an entity                                                   for any Subscriber which is an entity

_______________________________________
Social Security No. (for individuals)
Tax Identification No. (for entities)

_______________________________________                                         $_______________________________________
Number of Shares Purchased                                                      Payment Amount for Shares Purchased
                                                                                (Number of Shares multiplied by $0.1666)
Please check this box if You Elect to
Purchase Your Pro Rata Share of any
Unsubscribed Shareholder Allotment    o


_______________________________________                                         ________________________________________
Telephone No./ Facsimile No.                                                    Street Address

                                                                                ________________________________________
                                                                                City              State              Zip

Subscription Accepted by:
NETWORD, INC.


By:____________________________________                                         Date:___________________________________



                SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
                     PARTNERSHIP, LIMITED LIABILITY COMPANY,
                           TRUST AND JOINT PURCHASERS

                  If the subscriber is a corporation, partnership, limited liability company, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

                  I. Certificate. The subscriber must date and sign the Certificate below, and, if requested by the Company, the subscriber may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, (c) the limited liability company's certificate of formation or articles of organization, as applicable, and limited liability company agreement, operating agreement or similar agreement governing the rights and obligations of the members of the limited liability company, or (d) the trust agreement, as applicable.

                  II.      Subscription Agreement

                           A. Corporations.  An authorized officer of the
corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                           B. Partnerships.  An authorized partner must date,
sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                           C. Limited Liability Companies.  An authorized member
or manager must date, sign, and complete the Subscription Agreement with information concerning the limited liability company. The member or manager should print the name of the limited liability company above his signature, and print his name and the word "member" or "manager" below his signature.

                           D. Trusts.  In the case of a trust, the authorized
trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

                           E. Joint Ownership.  In all cases, each individual
must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
             LIMITED LIABILITY COMPANY, TRUST, AND JOINT SUBSCRIBERS

                  If the subscriber is a corporation, partnership, limited liability company, trust, joint purchaser, or other entity, an authorized officer, partner, member, manager or trustee must complete, date, and sign this Certificate.



                                   CERTIFICATE

I hereby certify that:

                  a. The subscriber has been duly formed and is validly existing and has full power and authority to invest in Netword, Inc.

                  b. The Subscription Agreement has been duly and validly authorized, executed, and delivered by the subscriber and, upon acceptance by Netword, Inc., will constitute the valid, binding, and enforceable obligation of the subscriber.


Date:__________    ___________________________________________________
                   Name of corporation, partnership, limited liability company, trust or joint purchasers (please print)


                   ___________________________________________________
                   Signature and title of authorized officer, partner, member, manager, trustee, or joint purchaser

Foreign Investor


                             SUBSCRIPTION AGREEMENT

Netword, Inc.
702 Russell Avenue
Third Floor
Gaithersburg, Maryland 20877

Ladies and Gentlemen:

                  1. Subscription. The undersigned (the "Subscriber") hereby subscribes to purchase shares of common stock, par value $.01, of Netword, Inc., a Delaware corporation (the "Company"), at the purchase price of $0.1666 per share. The number of such shares subscribed for (the "Shares") is set forth below the signature of such Subscriber on the signature pages hereof. Subscriber herewith delivers to the Company Subscriber's check or other payment (the "Payment") for the Shares in the amount equal to the product of $0.1666 multiplied by the number of Shares.

                  2. Representations, Warranties and Covenants of the Subscriber. The Subscriber hereby represents and warrants to the Company that:

                  2.1 The Subscriber has received and has fully read and considered the Company's Confidential Private Offering Memorandum, dated February 15, 1999 (the "Memorandum"), including, without limitation, the material set forth under "Risk Factors." The Subscriber confirms that, except as set forth in the Memorandum, no representations or warranties have been made to the Subscriber by the Company or its officers and directors, or any agent, employee or affiliate of any of them, and that in entering into this transaction the Subscriber is not relying upon information regarding the Company other than that contained in the Memorandum.

                  2.2 The Subscriber is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Subscriber will recover its investment in the Shares or realize any gain from such investment.

                  2.3 The Subscriber (a) has sufficient liquid assets to pay the full purchase price for the Shares, (b) has adequate means of providing for the Subscriber's current and presently foreseeable future needs and possible personal contingencies, (c) has no present need for liquidity of the Subscriber's investment in the Shares, and (d) is able to bear the economic risks of the investment in the Shares (i.e., the Subscriber can afford a complete loss).

                  2.4 The Subscriber is making the investment in the Shares for the Subscriber's own account and not for the account of others.

                  2.5 The Subscriber either personally has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the proposed investment in the Shares and to make an informed investment decision with respect thereto, or, by virtue of consultation with or advice from a person or company who is not a promoter of the Company and who is a registered advisor or a registered dealer, is able to evaluate the proposed investment in the Shares.

                  2.6 The Subscriber has had access to substantially the same information concerning the Company that a prospectus filed under the Ontario Securities Act would provide.

                  3.  Miscellaneous

                  3.1 All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, if to the Subscriber, at the address set forth below the Subscriber's signature on the signature page hereof, and if to the Company at 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877, Attention: President, with a copy to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036,
Attention: Russell Berman, Esq.

                  3.2 This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and wholly performed in that state and without regard to the principles of conflicts of laws.

                  3.3 This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement, which fully and completely expresses their agreement.

                  3.4 This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing.

                  3.5 This Subscription Agreement is not transferable or assignable by the Subscriber. The Subscriber agrees that the Shares acquired pursuant hereto shall be transferred only in accordance with applicable federal and state laws.

                  3.6 All references in this Subscription Agreement to the "Subscriber" shall include all parties (other than the Company) who execute this Subscription Agreement. If the Subscriber is a corporation, partnership, trust or two or more individuals purchasing jointly, the Subscriber shall follow the specific instructions for the Certificate of Corporate, Partnership, Trust and Joint Purchases at page 5 hereof.

                  4. Lock-Up. Subscriber agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, 22% of the Shares purchased pursuant to the subscription made hereby (the "Lock-up Shares") for a period of 180 days following the day on which the Company accepts the subscription, except with the prior written consent of the Board of Directors (the "Board") of the Company; provided, however, that the Subscriber may (i) distribute, transfer or otherwise dispose of the Lock-up Shares to any affiliate, associate, employee or partner of the Subscriber or (ii) grant a bona fide gift of the Lock-up Shares to any other person, without the consent of the Board, but only if the person acquiring the Lock-up Shares, at the time of such acquisition, enters into an agreement, enforceable by the Company, pursuant to which such person is bound by the restrictions set forth in this paragraph 4. The certificates evidencing the Lock-up Shares will bear a legend to the foregoing effect.

                  5. Acceptance of Subscription. Subscriber acknowledges that the subscription made hereby is not binding upon the Company until the Company accepts it. The Company has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. If this subscription is rejected in whole, the Company shall return the Payment to the Subscriber, without interest, and the Company and Subscriber shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, a proportionate amount of the Payment will be returned to the Subscriber, without interest.

                  6. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7. Severability. If any provision of this Subscription Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Subscription Agreement shall not be affected thereby.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, this Subscription Agreement has been executed by the Subscriber and by the Company on the respective dates set forth below.


                  Print Name of Subscriber:______________________________

                                      Date:______________________________


_______________________________________
Signature of Individual Subscriber

_______________________________________
Print Name of Subscriber, if an entity


By:____________________________________                                         _____________________________________
Signature of authorized signatory of                                            Print name and title of signatory
Subscriber which is an entity                                                   for any Subscriber which is an entity

_______________________________________
Social Security No. (for individuals)
Tax Identification No. (for entities)


_______________________________________                                         $____________________________________
Number of Shares Purchased                                                      Payment Amount for Shares (Number of
                                                                                Shares multiplied by $0.1666)


_______________________________________                                         _____________________________________
Telephone No./ Facsimile No.                                                    Street Address

                                                                                _____________________________________
                                                                                City              State           Zip

                                                                                _____________________________________
                                                                                Country

Subscription Accepted by:

Netword, Inc.

By:____________________                                                         Date:________________________________

                SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
                     PARTNERSHIP, LIMITED LIABILITY COMPANY,
                           TRUST AND JOINT PURCHASERS

                  If the subscriber is a corporation, partnership, limited liability company, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

                  I. Certificate. The subscriber must date and sign the Certificate below, and, if requested by the Company, the subscriber may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, (c) the limited liability company's certificate of formation or articles of organization, as applicable, and limited liability company agreement, operating agreement or similar agreement governing the rights and obligations of the members of the limited liability company, or (d) the trust agreement, as applicable.

                  II.      Subscription Agreement

                           A. Corporations.  An authorized officer of the
corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                           B. Partnerships.  An authorized partner must date,
sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                           C. Limited Liability Companies.  An authorized member
or manager must date, sign, and complete the Subscription Agreement with information concerning the limited liability company. The member or manager should print the name of the limited liability company above his signature, and print his name and the word "member" or "manager" below his signature.

                           D. Trusts.  In the case of a trust, the authorized
trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

                           E. Joint Ownership.  In all cases, each individual
must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page.

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
             LIMITED LIABILITY COMPANY, TRUST, AND JOINT SUBSCRIBERS

                  If the subscriber is a corporation, partnership, limited liability company, trust, joint purchaser, or other entity, an authorized officer, partner, member, manager or trustee must complete, date, and sign this Certificate.



                                   CERTIFICATE

I hereby certify that:

                  a. The subscriber has been duly formed and is validly existing and has full power and authority to invest in Netword, Inc.

                  b. The Subscription Agreement has been duly and validly authorized, executed, and delivered by the subscriber and, upon acceptance by Netword, Inc., will constitute the valid, binding, and enforceable obligation of the subscriber.


Date:________  ___________________________________________________
               Name of corporation, partnership, limited liability company, trust or joint purchasers (please print)


               ___________________________________________________
               Signature and title of authorized officer, partner, member, manager, trustee, or joint purchaser